SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 24, 2007

____________________________________________

Date of Report (Date of earliest event reported)

XM SATELLITE RADIO HOLDINGS INC.

__________________________________________

(Exact name of Registrant as specified in its charter)

Delaware	0-27441	54-1878819
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1500 Eckington Place, N.E.

Washington, DC 20002

____________________________________________________

(Address of principal executive offices, including zip code)

(202) 380-4000

____________________________________________________

(Registrant’s telephone number, including area code)

Not Applicable

____________________________________________________

(Former name or former address, if changed since last report)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

XM Satellite Radio Holdings Inc. (the “Company”) announced on July 24, 2007 the departure of Hugh Panero from his position as the Registrant’s Chief Executive Officer and as a member of the Registrant’s Board of Directors, effective on August 10, 2007. The Company also announced the appointment of Nate Davis, currently the Company’s President and Chief Operating Officer, to his new position as the Company’s President and interim Chief Executive Officer, effective upon the departure of Mr. Panero. Mr. Davis has served as the Company’s President and Chief Operating Officer since July 2006 and has served as a member of the Company’s Board of Directors since October 1999. On July 24, 2007, the Company issued a press release announcing the matters discussed above which is attached as Exhibit 99.1 to this report.

The information required by Items 401(b), (d), and (e) and Item 404(a) of Regulation S-K for Mr. Davis is incorporated herein by reference to the information set forth in Part III, Items 10 and 13 of the Company’s Form 10-K for the fiscal year ended December 31, 2006, which is on file with the U.S. Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated July 24, 2007, relating to the announced departure of Hugh Panero as the Company’s Chief Executive Officer and the appointment of Nate Davis as the Company’s interim Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XM SATELLITE RADIO HOLDINGS INC.

Dated: July 24, 2007	By:	/s/ Joseph M. Titlebaum
Name: Joseph M. Titlebaum Title: General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 24, 2007, relating to the announced departure of Hugh Panero as the Company’s Chief Executive Officer and the appointment of Nate Davis as the Company’s interim Chief Executive Officer.